Exhibit 99.1

O S H K O S H   T R U C K   C O R P O R A T I O N

FOR IMMEDIATE RELEASE

For more information contact,

Oshkosh Truck Corporation
Financial:	Patrick Davidson
Vice President — Investor Relations
920.966.5939
Media:	Kirsten Skyba
Vice President — Marketing Communications
920.233.9621

JLG Industries, Inc.	Michelle Hards
Director of Corporate Communications and
Investor Relations
240.313.1816

OSHKOSH TRUCK TO ACQUIRE JLG FOR $28 PER SHARE

•      $3.2 Billion, All-Cash Transaction Creates Global Specialty Vehicle Manufacturer with $6 Billion in Revenue

•      JLG, Market Leader in Aerial Work Platforms and Telehandlers, to Become Oshkosh Truck’s Fourth Segment

•      Expected to be Accretive in First Year and to Generate Significant Pre-Tax Synergies

OSHKOSH, Wis. and MCCONNELLSBURG, Pa., (October 16, 2006) - Oshkosh Truck Corporation (NYSE: OSK) today announced it has signed a definitive agreement to acquire JLG Industries, Inc. (NYSE: JLG), the global leader in aerial work platforms and telehandler vehicles. Oshkosh will acquire all outstanding shares of JLG for $28 per share.  Total consideration, including transaction costs and assumed debt, is $3.2 billion in cash on a fully diluted basis. This transaction will create a $6 billion global specialty vehicle manufacturer.

“We have consistently executed strategies to grow this company, creating significant shareholder value during the last decade,” said Robert G. Bohn, Oshkosh’s chairman, president and chief executive officer.  “The acquisition of JLG is the latest broad-based initiative in the continuing transformation of Oshkosh Truck Corporation.

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It is aligned with our historic acquisition strategy as we expand into complementary markets and it will be instrumental in building our global focus and scale that are increasingly needed to continue to be successful.  It also meets our major acquisition criteria, which include market leadership, strong management, double digit growth opportunities and the expectation of earnings in excess of our cost of capital.”

JLG had $2.3 billion in revenues during fiscal 2006 and has estimated a 20 to 25 percent increase in sales in fiscal 2007.  It has the top market position in North America and Europe for aerial work platforms and is the top producer of telehandlers in the United States.  JLG placed 22nd on FORTUNE magazine’s 2006 list of the 100 Fastest-Growing Companies.  The ranking was based on three-year profit and sales growth through the first quarter of 2006 and three-year total return to shareholders.

“This transaction is a good fit for JLG,” stated William M. Lasky, chairman, president and chief executive officer of JLG.  “Oshkosh has a similar philosophy of offering premier products, creating strong market positions and delivering after-sales service and support.  For the JLG team, this combination offers additional growth opportunities.  For our customers, JLG will become an even stronger partner in their future success.  We look forward to working with the Oshkosh management team to ensure a rapid and seamless transition.”

“We are excited about the addition of this market-leading, global company and expect a smooth integration into the Oshkosh family. At the same time, we expect to realize substantial purchasing and logistical synergies, while benefiting from JLG’s already outstanding manufacturing operations.  We have a long history of successful acquisitions and expect to build on that history,” Bohn added.

Details of the Transaction

The transaction is expected to be modestly accretive to Oshkosh’s earnings per share in fiscal 2007 after giving effect to estimated non-cash charges relating to amortization of acquired intangibles and other one-time accounting and transaction-related costs. Oshkosh will finance the transaction with a $3.5 billion senior credit facility provided by Bank of America, N.A. and JPMorgan Chase Bank, N.A. and retire

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most of JLG’s currently outstanding debt. The acquisition has been approved by the Board of Directors of each company and is subject to customary closing conditions, including approval under Hart-Scott-Rodino and similar laws outside the U.S. and the approval by the shareholders of JLG.  The transaction is expected to be completed within ninety days.

Upon completion of the transaction, JLG will become the largest of four business segments of Oshkosh.  It continues the diversification of the company. In fiscal 2008, the first full fiscal year of Oshkosh’s expected ownership of JLG, Oshkosh estimates that JLG will represent approximately 40 percent of its consolidated sales and operating income.

“We are pleased to be bringing a solid company like JLG into Oshkosh Truck.  Their product leadership and innovative culture will be a great fit with our approach.  It is evident from the strong reactions of both Boards that we have an opportunity to do something very special,” added Bohn.

JLG: A Market Leader in Aerial Access Equipment

JLG is the leading manufacturer of access equipment including aerial work platforms and telehandlers.  The company primarily serves the construction market, with customers such as equipment rental companies, construction contractors and other manufacturing or industrial companies.  The JLG portfolio of leading brands - JLG®, SkyTrak®, Gradall® and Lull® - is renowned for its premium quality, low total cost of ownership and advanced technologies.  The company also provides aftermarket support, including parts, service and reconditioning.

JLG is the worldwide leader in aerial work platforms, including boom lifts, scissor lifts and vertical mast lifts.  These are marketed under the JLG® brand and accounted for approximately half of JLG’s fiscal 2006 sales.  JLG is also the North American leader, offering multiple brands, in the sale of a broad line of telehandlers, including all-wheel-steer, rear-pivot, traversing boom and horizontal-loading designs for commercial and military applications.

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During the past several years, JLG completed a major realignment of its manufacturing facilities in the United States, Belgium and France.  Consequently, Oshkosh has no plans at this time to make any significant changes to its combined manufacturing asset base or work force.   JLG’s global reach is extensive, with sales and service centers on six continents, in addition to the three countries where it manufactures.

“Oshkosh has significant experience in the aftermarket parts and service sector.  We believe our global distribution network and operational expertise will help us to increase JLG’s non-equipment sales and expand services to their customers,” added Bohn.

Conference Call and Webcast Information

Oshkosh Truck and JLG will host a joint conference call at 9:00 a.m. Eastern Time on Monday, October 16, 2006, to discuss the transaction. To participate in the conference call, please dial 877-709-8150.  For international parties, please dial

201-689-8354.  There will also be a live webcast of the conference call on www.oshkoshtruckcorporation.com.  The webcast will be archived on the company’s web site for approximately 12 months.

About Oshkosh Truck

Oshkosh Truck Corporation is a leading designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency and military vehicles and bodies. Oshkosh’s products are valued worldwide by fire and emergency units, defense forces, municipal and airport support services, and concrete placement and refuse businesses where high quality, superior performance, rugged reliability and long-term value are paramount.

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Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements.  When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These factors include the challenges of integrating acquired businesses including JLG, the Company’s ability to continue the turnaround of its Geesink Norba Group business, the cyclical nature of the Company’s commercial and fire and emergency markets, risks related to reductions in government expenditures, the uncertainty of government contracts, the availability of defense truck carcasses for remanufacturing, risks associated with the implementation of an enterprise resource planning system at McNeilus®; the success of the Revolution® composite concrete mixer drum, the availability of commercial chassis and certain chassis components including engines, and risks associated with international operations and sales, including foreign currency fluctuations.  In addition, the Company’s expectations for fiscal 2007 are based in part on certain assumptions made by the Company, including without limitation those relating to the Company’s ability to integrate acquired businesses including JLG and achieve targeted synergies; the Company’s ability to continue the turnaround of the business of the Geesink Norba Group sufficiently to

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 support its current valuation resulting in no non-cash impairment charge for Geesink Norba Group goodwill; the Company’s ability to sustain flat operating income in the commercial segment and to raise operating income in its fire and emergency segment in fiscal 2007 despite anticipated lower industry demand resulting from changes to diesel engine emissions standards effective January 1, 2007; the Company’s estimates for the level of concrete placement activity, housing starts and mortgage rates; the performance of the U.S. and European economies generally; the Company’s expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; the Company’s ability to achieve cost reductions and operating efficiencies, in particular at McNeilus and the Geesink Norba Group; the anticipated level of production and margins associated with the Family of Heavy Tactical Vehicles contract, the Indefinite Demand/Indefinite Quantity truck remanufacturing contract, the MTVR follow-on contract and international defense truck contracts; the expected level of U.S. Department of Defense procurement of replacement parts and services and funding thereof; the Company’s estimates for capital expenditures of municipalities for fire and emergency and refuse products, of airports for aircraft rescue and snow removal products and of large commercial waste haulers generally and with the Company; federal funding levels for U.S. Department of Homeland Security and spending by governmental entities on homeland security apparatus; the availability of chassis components including engines and commercial chassis generally; the Company’s planned spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; the expected level of commercial “package” body and purchased chassis sales compared to “body only” sales; the  Company’s estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; anticipated levels of capital expenditures; the Company’s estimates for costs relating to litigation, acquisition investigation, product warranty, insurance, stock options and restricted stock awards, personnel and raw materials; the Company’s ability to negotiate expiring union contracts on a satisfactory basis; and

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the Company’s estimates for debt levels, interest rates, working capital needs and effective tax rates.  Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Form 8-K filed today.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of JLG Industries by Oshkosh Truck. In connection with the proposed acquisition, JLG Industries plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF JLG INDUSTRIES ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to shareholders of JLG Industries. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by JLG Industries with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and JLG Industries’ other filings with the SEC may also be obtained from JLG Industries. Free copies of JLG Industries’ filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.

Oshkosh Truck, JLG Industries and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG Industries’ shareholders in favor of the proposed acquisition. Information regarding Oshkosh Truck’s directors and executive officers is available in Oshkosh Truck’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG Industries’ directors and executive officers is available in JLG Industries’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

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